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                                  COVANCE INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2000

   The undersigned appoints Christopher A. Kuebler and Jeffrey S. Hurwitz proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Covance Inc. to be held on Tuesday, April 25, 2000 at 11:00 a.m., Eastern Standard Time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR proposals 2 and 3.

   The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2 and 3.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.


                  (Continued and to be signed on reverse side.)
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                                  COVANCE INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                               For  Withheld   For All Except
                                               All     All    (Except nominee(s)
                                                               written below)

1. Election of Directors
   NOMINEES:  Van C. Campbell,
   Christopher A. Kuebler and Nigel W. Morris
                                               ---------------------------------

                                               For  Against   Abstain


2. Approval of 2000 Employee
   Equity Participation Plan.

3. Ratification of Auditors for fiscal year 2000.

4. To act upon such other matters as may properly come before the Annual
   Meeting.



                                        The undersigned acknowledges receipt of
FOR INFORMATION ONLY:                   the Notice of Annual Meeting of
Check here if you plan to attend        Shareholders and of the Proxy Statement.
the meeting.
                                                    Dated: _______________, 2000
If your shares are held with a broker
or other third party, proof of stock    Signature(s) ___________________________
ownership will be required to attend
the Annual Meeting.                     ________________________________________
                                        Please sign exactly as your name
                                        appears. Joint owners should each sign
                                        personally. Where applicable, indicate
                                        your official position or representation capacity.